UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2007

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2007, the Board of Directors approved an amendment to the Company’s 2006 Equity Incentive Plan (the "Plan") to provide a minimum vesting requirement for certain Full-Value Awards under the Plan. Full-Value Awards that are based on the satisfaction of performance criteria or objectives will be subject to a minimum vesting period of one year. Full-Value Awards that are based on the holder’s continued employment as an employee with the Company or continued service as a consultant or director will be subject to a minimum vesting period of three years. However, Full-Value Awards representing no more than five percent of the aggregate number of shares of Common Stock that may be issued under the Plan may be issued without being subject to the aforementioned minimum vesting periods. The foregoing summary of the amendment is qualified in its entirety by reference to the actual terms of the amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 First Amendment to Cirrus Logic, Inc. 2006 Stock Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

February 20, 2007	By:	Gregory Scott Thomas

Name: Gregory Scott Thomas
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Cirrus Logic, Inc. 2006 Stock Incentive Plan